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                                                                       EXHIBIT 7



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Accounting and actuarial experts" in the Prospectus and to the use of our reports dated February 13, 2001, with respect to the financial statements included in the Annual Report of John Hancock Variable Life Account S, and March 16, 2001 with respect to the financial statements included in the Annual Report of John Hancock Variable Life Insurance Company, included in this Post-Effective Amendment No. 6 to the Registration Statement (Form S-6, No. 333-15075).


                              /s/ Ernst & Young LLP
                              ---------------------
                              ERNST & YOUNG LLP


Boston, Massachusetts
April 25, 2001